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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                    EXHIBIT 3(f)

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                    COMMUNICATIONS WORLD INTERNATIONAL, INC.

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the Corporation is Communications World, Inc.

         SECOND: Article One is deleted in its entirety and the following substituted therefor:

                  FIRST: The name of the Corporation is:

                        ACTIVE LINK COMMUNICATIONS, INC.

                  The first paragraph of Article Four is amended in its entirety to read as follows:

                  The aggregate number of shares which the Corporation shall have authority to issue is 78,000,000 shares, of which 75,000,000 shall be no par value common shares, and 3,000,000 shall be preferred shares, each having a par value of $1. All shares shall be fully paid and non-assessable for any purpose.

         THIRD: The manner, if not set forth in the Amendment, in which any exchange, reclassification or cancellation of issued shares, provided for the Amendment shall be effected is as follows: None.

         FOURTH: The Amendment was adopted by a vote of the shareholders on November 8, 2000. The number of shares voted for the Amendment was sufficient for approval.

         FIFTH: The new name of the Corporation is Active Link Communications, Inc.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed on November 8, 2000.

                                 COMMUNICATIONS WORLD INTERNATIONAL, INC.



                                 By:    /s/ DAVID E. WELCH
                                    -------------------------------------------

                                 Name:  David E. Welch
                                      -----------------------------------------

                                 Title: Vice President, Treasurer and Secretary
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